SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          ELEPHANT & CASTLE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          ELEPHANT & CASTLE GROUP INC.
                                856 Homer Street
                              Vancouver, BC V6B 2W5
                                     Canada
                                  (604)684-6451



                                                                   June 20, 1998


Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Elephant & Castle Group Inc. The Annual Meeting will be held commencing at 10:00 A.M. in the morning, on Thursday, July 23, 1998, in the Chevalier Room of the Rosedale on Robson Suites Hotel, located at 855 Hamilton Street, Vancouver, B.C. Canada V6B 6A2.

         The formal Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be acted upon at the meeting. In addition, an informal report on the state of the Company's business and affairs will be provided to interested persons during any recess in the formal proceedings.

         It is important that your shares be represented at the meeting. Therefore, we urge that you MARK, SIGN, DATE and RETURN PROMPTLY the enclosed PROXY in the envelope furnished for that purpose. If you are present at the meeting, you may, if you wish, revoke your proxy and vote in person. We are looking forward to seeing our shareholders at the meeting.


                                               Sincerely,

                                               /s/Jeffrey M. Barnett
                                               ---------------------
                                               Jeffrey M. Barnett
                                               Chairman of the Board


                                               /s/Martin O'Dowd
                                               ----------------
                                               Martin O'Dowd
                                               President/Chief Executive Officer

                          ELEPHANT & CASTLE GROUP INC.
                                856 Homer Street
                         Vancouver, B.C. V6B 2W5 CANADA
                                  (604)684-6451

                            NOTICE OF ANNUAL MEETING
                                  July 23, 1998

         The Annual Meeting of Shareholders of Elephant & Castle Group Inc. (the "Company") will be held in the Chevalier Room of the Rosedale on Robson Suites Hotel, located at 855 Hamilton Street, Vancouver B.C., V6B 6A2, on Thursday, July 23, 1998 at 10:00 A.M. in the morning for the following purposes:

         (i) To elect seven (7) Directors, each to serve until the next annual meeting of shareholders of the Company; and

         (ii) To consider such other business as may properly come before the meeting. In accordance with local practice in Canada, the Shareholders will be receiving, considering and approving a report to the Shareholders from the Board of Directors; and receiving, considering and approving the Audited Financial Statements of the Company for the year ended December 31, 1997 and the Auditor's Report thereon; and

         (iii) To ratify the appointment of Pannell Kerr Forster Worldwide, as the Company's auditors for the fiscal year ending December 31, 1998.

         Shareholders of record at the close of business on June 15, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                              By order of the Board of Directors

                                              /s/Jeffrey Barnett
                                              ------------------
                                              Jeffrey Barnett
                                              Chairman of the Board

                                              /s/Martin O'Dowd
                                              ----------------
                                              Martin O'Dowd
                                              President/Chief Executive Officer
Vancouver, B.C.
June 20, 1998

                          ELEPHANT & CASTLE GROUP INC.

                              1998 PROXY STATEMENT


         This proxy statement is being furnished to holders of Common Shares of Elephant & Castle Group Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors for the 1998 Annual Meeting of Shareholders, scheduled to be held on Thursday, July 23 1998 and at any adjournment thereof.

         If executed and returned, the proxies will be voted by the proxy holders at the 1998 Annual Meeting of Shareholders for the election of directors, and for the ratification of the Board's selection of independent auditors. This statement and form of proxy are intended to be first mailed to shareholders on or after June 20, 1998. Any shareholder submitting a proxy may revoke it at any time before it is voted at the Annual Meeting, by notifying the Corporate Secretary in writing or in person.

         Only holders of the Company's Common Shares outstanding as of the close of business on June 15, 1998, the record date, will be entitled to vote at the meeting. The Company's only class of voting securities is its Common Shares, without par value. As of the record date, there are 3,094,079 Common Shares outstanding. Each Common Share is entitled to one vote. The representation in person, or by proxy, of a majority of the outstanding Common Shares is necessary to provide a quorum at the Annual Meeting. Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes are counted as present in determining whether the quorum requirement is satisfied, but they have no other effect on voting for election of directors.

         The expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Common Stock. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means.

Preliminary Information

         The Corporation is a corporation organized under the laws of the Province of British Columbia, Canada. The Company operates a chain of casual dining restaurants located throughout Canada, and, to a lesser extent, in the United States. The Company entered into a joint venture with Rainforest Cafe, Inc. (NASDAQ: RAIN) to develop and operate Rainforest restaurants in Canada. The Company's first Canadian Rainforest is scheduled to open this month.


Voting Securities and Principal Holders Thereof

         All holders of the Company's Common Shares (herein the "Common Shares") of record as of the close of business on June 15, 1988 are entitled to vote at the Annual Meeting. Each holder is entitled to one vote per Common Share. There is no cumulative voting.


Security Ownership of Directors, Management and Certain Beneficial Owners

         As of the close of business on March 31, 1998, 3,072,316 Common Shares were issued and outstanding. The following table sets forth, as of such date, information relating to the beneficial ownership of the Company's Common Shares by each person known to the Company to be beneficial owner of more than 5% of the Common Shares, by each director, by each of the named executive officers and by all directors and executive officers as a group:

                                                               Approximate
                                                               Percentage of
    Name and Address                 Number of Shares      Outstanding Shares(3)
    ----------------                 ----------------      ---------------------

Jeffrey M. Barnett(1)(2)                   550,375                17.8%

Peter J. Barnett(2)                        550,375                17.8%

George W. Pitman(1)(2)                     127,250                 4.1%

                                                               Approximate
                                                               Percentage of
    Name and Address                 Number of Shares      Outstanding Shares(3)
    ----------------                 ----------------      ---------------------

William C. McEwen(1)(3)                      6,100                   *

Martin O'Dowd(1)(3)                          2,960                   *

David Wiederecht(1)(4)                        ---

Anthony Mariani(1)(4)                         ---

Colin Stacey                                  ---

Richard H. Bryant(1)                          ---

Daniel DeBou(3)                             13,200                   *

Paul Tilbury(3)                             22,000                   *

General Electric
  Investment Private
  Placement Partners II(5)                 237,221                 7.7%

All Directors and Executive                731,885
Officers as a Group
---------------

(1)      Each person is a director.

(2) Excludes an aggregate of 100,000 shares subject to conditional options issued to the founders of the Company prior to the public offering pursuant to a Founders Retention Plan, no part of which are exercisable prior to 1998.

(3) Includes all vested options granted to directors and executive officers pursuant to the 1993 Employee Stock Option Plan and the 1993 Director Stock Option Plan as of March 31, 1998.

(4) Messrs. Wiederecht and Mariani are employed by a fund, the holdings of which are separately stated herein.

(5) Excludes up to 1,466,666 additional Shares subject to Warrants and Subordinated Convertible Debentures held by the Fund.

* = less than one percent.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company's Memorandum and Articles of Association provide for the election of the Board of Directors at each annual meeting of the Company's Shareholders. Each person so elected shall serve until their respective successors shall have been elected and qualified.

         It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or who intends to decline, to serve as a director.

         The names and ages of the nominees as of April 30, 1998, and certain information about them, are set forth below:


  Name                           Age            Principal Occupation
  ----                           ---            --------------------

Jeffrey M. Barnett(a)(b)         59     Chairman of the Board and Founder

Martin O'Dowd (a)                50     President and Chief Executive
                                        Officer of the Company

George W. Pitman                 56     Vice President of Design and
                                        Development/Director

William L. McEwen(a)(b)          73     Independent Entrepreneur, Real
                                        Estate and Telecommunications

  Name                           Age            Principal Occupation
  ----                           ---            --------------------

David Wiederecht(a)(b)           42     Vice President, Alternative
                                        Investments, GE Investment
                                        Corporation

Anthony Mariani(a)               33     Vice President, Private Equities,
                                        GE Investment Corporation

Richard H. Bryant                44     Vice President and Chief Financial
                                        Officer of the Company/Interim
                                        Director

---------------------------
(a)  Audit Committee
(b)  Compensation Committee


Executive Officers and Directors

         Jeffrey M. Barnett co-founded the predecessor of the Company in 1977 with his twin brother, Peter J. Barnett, and their long-time business colleague, Mr. George W. Pitman. Jeffrey M. Barnett has been Chairman of the Board of the Company since its inception. Peter J. Barnett was until August of 1997, Executive Vice President and Secretary, of the Company. He resigned as a member of the Board of Directors in March of 1998.

         Martin O'Dowd was first elected to the Board of Directors of the Company in June of 1995, initially serving as an outside director. In August of 1997, he was elected to serve as President of Elephant & Castle International, Inc., and on March 19, 1998, was elected President and Chief Executive Officer. Previously, from May of 1995, until April 28, 1997, he was President and Chief Operating Officer of Rainforest Cafe, Inc., Minneapolis, MN. From July 1987 to May 1995, Mr. O'Dowd was Corporate Director of Food and Beverage Services for Holiday Inn Worldwide, where Mr. O'Dowd was responsible for approximately $250 million in annual food and beverage revenue and was responsible for concept development, strategic planning, and operations for 120 company-owned units. Previously, Mr. O'Dowd was Vice President and General Operations Manager for the New York based Hard Rock Cafe Organization, and prior to that was associated with Steak & Ale Restaurants.

         George W. Pitman, Vice President - Design and Development, is one of the founders of the Company and serves as a key executive and a director of the Company since prior to the initial public offering.

         Colin Stacey is the Chief Operating Officer of the Company since June of 1997. Prior to joining the Company, Mr. Stacey was President and Chief Executive Officer of Keg's Restaurants, a North American subsidiary of Whitbread PLC, from 1992 to June of 1997. Prior to this assignment, Mr. Stacey occupied senior management positions within Whitbread's restaurants and leisure businesses in the United Kingdom and Australia. Subsequent to the 1997 Annual Meeting, Mr. Stacey was elected by the Board to serve as a director of the Company, but has taken an indeterminate leave from service as a director due to the fact that corporate law in British Columbia requires a majority of the directors to be Canadian citizens, as Mr. Stacey currently is not a Canadian citizen.

         Richard Hugh Bryant, is Vice President and Chief Financial Officer of the Company since November of 1997. Prior to joining the Company, Mr. Bryant was Chief Financial Officer of the KEG Restaurants Limited, a subsidiary of Whitbread PLC from August of 1993 to June of 1997. Prior thereto, he served as financial controller of the Whitbread Beer Company, a division of Whitbread PLC, from June of 1990 until August of 1993. Since March of 1998, Mr. Bryant has been serving as an interim director of the Company, pending Mr. Stacey's availability to do so.

         William L. McEwen is an independent entrepreneur who is the owner/manager of residential and commercial properties in Ottawa, Ontario, and Vancouver, B.C. Mr. McEwen is Chairman of the Board and Chief Executive Officer of Tasco Communications, Inc., a paging and telephone answering company. He is Vice President of the Liberal Party of Canada and a Knight of the Order of Saint Jean of Jerusalem. Mr. McEwen was first elected a director in 1993.

         David Wiederecht is Vice President of Alternative Investments for GE Investment Corporation since January 1994. Prior to his current assignment, he served GE Investments in various senior financial management assignments in GEIC's real estate and finance organization since 1988. Prior to joining GEIC, Mr. Wiederecht worked at various assignments within General Electric Company, including corporate headquarters and GE's audit staff. Mr. Wiederecht was first elected to the Board of Directors of the Company in January, 1996.

         Anthony Mariani is a Vice President for GE Investment Corporation since January, 1997. Prior to his current assignment, he worked at various assignments in GE Investments' private equities and finance organizations since 1988. Mr. Mariani was first elected to the Board of Directors of the Company in January, 1996.

         Daniel DeBou, Chartered Accountant, has been the Chief Accounting Officer of the Company since January 1, 1993. Prior to joining the Company, Mr. DeBou was employed from 1978 to 1992 in various financial capacities with Woodward Stores Limited, a publicly-owned company traded on the Toronto Stock Exchange and engaged in the operation of department and specialty stores.

         Paul Tilbury, formerly Vice President of Operations, and Regional Manager Central Region, has served the Company since 1983, and is currently employed as the Director of Operations of Rainforest Cafe - Vancouver, the Canadian Rainforests Restaurant Inc. initial restaurant, of which the Company is a joint venture owner. Mr. Tilbury is the nephew of Mr. Jeffrey M. Barnett.


Meetings, Attendance, Committees

         The Board of Directors of the Company held seven (7) regular meetings in 1997. Following its public offering, the Board created two standing committees: the Compensation Committee and the Audit Committee. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of Board meetings held during the period he was a director; and (2) the total number of meetings held by all Committees of the Board on which he served during such period.

         It is  the  function  of  the  Compensation  Committee  to  review  the
Company's remuneration policies and practices, administer certain of the Company's incentive compensation and stock option plans, and establish the salaries of the executive officers of the Company. Messrs. Jeffrey M. Barnett, William McEwen and David Wiederecht currently comprise the Compensation Committee. It is the function of the Audit Committee to review the external audit programs of the Company and to make recommendations to the Board of Directors of the Company concerning its appointment of independent auditors, the conduct of the audit and related matters. Messrs. Jeffrey Barnett, William McEwen, Martin O'Dowd, David Wiederecht and Anthony Mariani currently serve as the Audit Committee. The Committees meet separately from, but usually on the same days as, regularly scheduled Board meetings. The Company does not maintain a nominating committee or one performing a similar function.

Compensation of Directors

         Directors who are not employees or officers of the Company (herein the "Outside Directors") are currently separately compensated for their services as follows: CDN $500.00 cash for each three months as a director, plus 1,000 shares of Company Stock for each two years of service as an outside director. Certain outside Directors have elected not to accept cash compensation and have redirected their shares compensation to their employer. In addition, Mr. McEwen was granted, upon election to the Board, immediately prior to its initial public offering, non-qualified options to purchase 5,000 Common Shares each at a price equal to 100% of the fair market value of the Common Shares as at the date of the grant of such stock options. The options vest in two equal installments, on each of the first two successive anniversaries of the date of grant, subject to continued service, and are exercisable for a period of five years.


Executive Compensation
Report of the Compensation Committee

         The Compensation Committee (the "Committee") is composed of three directors, Jeffrey Barnett, Chairman and Founder of the Com pany, and Messrs. McEwen and Wiederecht, two non-employee Directors. During 1997, the Committee has not altered or otherwise modified the compensation practices and general rates which prevailed for executives of the Company at the time of the 1993 public offering. In connection with the change of management, including the hiring of Messrs. O'Dowd, as Chief Executive Officer, and Stacey, as Chief Operating Officer, the Committee has undertaken to review compensation rates and incentives offered by the Company against practices of similar-sized companies in the same industry and same geographic areas in future periods.

                                                The Compensation Committee
                                                By: Jeffrey M. Barnett, Chairman
                                                    William McEwen
                                                    David Wiederecht

Compensation Committee Interlocks and Insider Participation

         Jeffrey M. Barnett, Chairman of the Compensation Committee, is the Chairman of the Company, and Martin O'Dowd, a member of the Committee, is President and Chief Executive Officer of the Company. Messrs. McEwen, and O'Dowd and Wiederecht are outside directors. The Company intends to continue a policy of having directors unaffiliated with management to constitute a majority of the members of the Compensation Committee. There are no interlocks among the members of the Compensation Committee.


Summary Compensation Table

         The following table sets forth a summary of the compensation of the Chief Executive Officer of the Company and the two other founders of the Company for their services rendered during fiscal years 1997, 1996 and 1995. All figures are in Canadian dollars. The relative value of the Canadian dollar compared to the U.S. dollar fluctuates from time to time. During 1997, the average value was each CDN $1.00 equals U.S. $.73.

                                 Base                            All Other
                                 Salary         Bonuses          Compensation(1)
                                 ------         -------          ---------------

Jeffrey M. Barnett,
Chief Executive Officer

         12/31/1997        CDN $164,373         ------             47,200(1)
         12/31/1996             152,361         ------             25,026
         12/31/1995             135,000         ------             25,026

                                 Base                            All Other
                                 Salary         Bonuses          Compensation(1)
                                 ------         -------          ---------------

Peter J. Barnett,
Executive Vice President

         12/31/1997        CDN $406,607(2)      ------             38,437(1)
         12/31/1996             141,075         ------             18,997
         12/31/1995             125,000         ------             18,997


George W. Pitman
Vice President,
Design and Development

         12/31/1997        CDN $ 99,750         ------             ------
         12/31/1996              99,750         ------             ------
         12/31/1995              95,000         ------             ------



No other officer of the Company earned in excess of U.S. $100,000 during the fiscal year ended December 31, 1997.

(1) The other compensation consists of life insurance premiums paid on policies on which the families of the insured are the sole beneficiaries. Also includes, in 1997, certain perquisites deemed to be of a compensatory nature. In addition, Mr. Jeffrey M. Barnett is the owner of an apartment in Toronto, Canada used by the Company for various business purposes. The Company currently pays CDN $2,500 per month for the use thereof no part of which has been accounted for as other compensation. The arrangement is scheduled to terminate at the end of 1998.

(2) Upon the termination of the employment of Mr. Peter J. Barnett in December of 1997, Peter Barnett received termination pay equal to CDN $267,702 in accordance with his employment agreement with the Company. See below.

         The Company currently does not maintain and none of its executive officers are eligible for deferred compensation, long-term incentive plan payouts, restricted stock awards, or other similar compensatory arrangements. The recently added principal executives are eligible for grants of options and other pursuant to the Company's 1997 Employee Stock Compensation Plan, and outside of such Plans.

Employment Agreements

         During 1993, the Company entered into five-year employment agreements with the personal service corporations of Messrs. Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman. The agreements provide Messrs. Jeffrey M. Barnett, Peter J. Barnett and Mr. George P. Pitman with base salaries of CDN $135,000, CDN $125,000 and CDN $95,000, respectively, with certain defined cost of living increases, other specified benefits such as an automobile allowance, reimbursement of business expenses, and health, life and disability insurance. During 1997, Peter Barnett resigned and received a termination pay bonus in accordance with his agreement of CDN $267,702. Messrs. Barnett and Pitman are entitled to receive their compensation through the date of termination if their employment is terminated (i) by the Company otherwise than for good cause, (ii) by reason of death or disability of the employee, or (iii) by the employee for any reason, other than a voluntary termination. No other officer of director has an employment agreement with the Company.


Founders Retention Plan

         In 1993, prior to the public offering, the Board of Directors and the shareholders of the Company adopted a plan pursuant to which Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman have been granted options to purchase an aggregate of 100,000 Common Shares of the Company (43,750 to each Mr. Barnett and 12,500 to Mr. Pitman). The options are exercisable at U.S. $6.60 per share as to 20% of the shares pursuant to each Option Grant as of the 5th, 6th, 7th, 8th and 9th annual anniversaries of the grant date, subject to the Optionee's continued employment by the Company on such dates. Mr. Peter Barnett's founder's options have terminated.

Employee Stock Option, and Stock Compensation Plans

         The Board of Directors of the Company has adopted two Stock Plans, and the shareholders have ratified such plans: They are the 1993 Stock Option Plan and the 1997 Stock Compensation Plan.

         Under the 1993 Stock Option Plan, options may be granted to key salaried management and administration employees. Messrs. Jeffrey M. Barnett, Peter J. Barnett and George W. Pitman are not eligible for grants pursuant to the 1993 Plan. 100,000 shares were initially set aside for grants pursuant to the 1993 Plan. 400,000 shares were set aside pursuant to the 1997 Stock Compensation Plan. Options granted pursuant to both Plans vest 1/3 after 18 months; 2/3 after 30 months; and as to the balance, after 42 months. All options expire on the fifth annual anniversary of the date of grant. 29,000 options were granted to employees during 1997 pursuant to the 1997 Plan and 17,833 employee stock options were exercised under the 1993 Plan during such year.

         The 1993 Stock Option Plan and the 1997 Stock Compensation Plan are intended to permit the Company to retain and attract qualified individuals who contribute to the overall success of the Company and the achievement of performance measures. Both Plans are administered by the Compensation Committee of the Board of Directors, whose members determine to whom options will be granted and the terms of the options. The Committee is entitled to accelerate the vesting options upon such circumstances as it deems appropriate. Actual vesting can be accelerated or delayed based on performance measures established by the Compensation Committee.

         No persons who are officers or directors either received any grants or exercised any options under either Plan during fiscal 1997.


Certain Relationships and Related Transactions

         During the first quarter of 1998, the Audit Committee of the Board of Directors determined that there was reasonable cause to believe that certain vendor rebates earned by the Company and certain income due to the Company from the lease of table games were paid to, or used by, one or more officers or other employees of the Company without proper authorization or appropriate accounting for such rebates. The Audit Committee thereupon authorized an inquiry to be made under the aegis of the Registrant's counsel.

         To date, after preliminary work by an outside forensic accountant, the Committee has confirmed that certain of such rebates aggregating at least CDN $50,000 were paid to persons or entities other than the Company. In the course of its inquiry, the Audit Committee also determined that the Company's lease of table games used at certain of the Company's restaurants was not adequately documented and that a portion of such revenue may have been diverted. The Committee has not yet quantified the amount of income from the lease of table games not paid to the Company. The Company is reviewing all of its table game lease documentation which were the subject of questionable operating procedures, and is in the process of revising such documentation.

         The Audit Committee's inquiry is continuing, and unless satisfied, may require or suggest further steps to recover rebates paid by vendors of the Registrant, or income from the lease of table games, not heretofore received by the Registrant.

                                  PROPOSAL TWO

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

         The Board of Directors of the Company has selected Pannell Kerr Forster Worldwide to serve as the independent accountants of the Company for the fiscal year 1998, subject to ratification by the shareholders.

         Pannell Kerr Forster Worldwide has advised the Company that it has no direct or indirect financial interest in the Company or its subsidiaries nor any other connection therewith except in the capacity of independent public accountants.

         A representative of Pannell Kerr Forster Worldwide is expected to be present at the Annual Meeting of the Shareholders. Such representative will have the right to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The proposal for ratification of the selection of Pannell Kerr Forster Worldwide requires the approval of a majority of the Common Shares present and voting at the meeting. If the proposal should not be approved, the Board of Directors would have to select an alternate firm of auditors.

                 THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL TWO

                     COMPLIANCE WITH SECTION 16(a) REPORTING

         Each director, officer and beneficial owner of ten percent (10%) or more of a registered class of the Company's equity securities is required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Shares and other equity securities of the Company by specific due dates. During the year ended December 31, 1997, all such filing requirements were complied with, except as follows:

         Colin Stacey, who owned no shares or vested options, failed to file a Form 3 when initially elected as an officer and director in August of 1997. That filing is being currently made.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                      AVAILABILITY OF REPORT ON FORM 10-KSB

         The Company's Annual Report is being provided to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement by reference. Any shareholder of record and each beneficial owner of the Company's securities not in receipt of Form 10-KSB may obtain a copy thereof without charge upon written request addressed to Rick Bryant, Vice President and Chief Financial Officer, c/o: Elephant & Castle Group Inc., 856 Homer Street, Vancouver, British Columbia, Canada V6B 2W5.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                             FOR 1999 ANNUAL MEETING

         Proposals of shareholders which are intended to be presented by such shareholder at the Company's 1999 Annual Meeting must be received by the Company no later than January 31, 1999 in order to be included in the Proxy Statement and form of proxy relating to that meeting.


                                            ELEPHANT & CASTLE GROUP INC.

                                            By Order of the Board of Directors

June __, 1998

                                  FORM OF PROXY

                          ELEPHANT & CASTLE GROUP INC.
                                  July 23, 1998

          This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned shareholder of Elephant & Castle Group Inc. (herein the "Company") hereby appoints Jeffrey M. Barnett and Martin O'Dowd the proxy of the undersigned (with power of substitution) to vote such shareholder's shares at the Annual Meeting of the Shareholders of the Company to be held on July 23, 1998, and at any adjournments thereof, with respect to the proposals more fully described in the Proxy Statement for the meeting in the manner specified, and on any other business that may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

                       PLEASE MARK, SIGN, DATE AND RETURN
                        THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

        THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS SET FORTH BELOW

1.       Election of Directors:

FOR all nominees listed below                        WITHHOLD AUTHORITY
(except as marked to the                             to vote for all Nominees
contrary below)                                      listed below

         [   ]                                              [   ]

INSTRUCTION: If you have marked "FOR" above but wish to withhold authority for any individual nominee, strike a line through the nominee's name in the list below.

Jeffrey M. Barnett
George W. Pitman
William L. McEwen
Martin O'Dowd
David Wiederecht
Anthony Mariani
Richard Bryant


2.       Approval of Selection of Auditors

          FOR                    AGAINST                    ABSTAIN

         [   ]                    [   ]                      [   ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


----------------------------
Signature


----------------------------
Signature if held jointly


Dated:  ____________________

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.